                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                         Prospectus Supplements, dated
             November 6, 2001, November 9, 2001, November 16, 2001,
            November 19, 2001, November 29, 2001, December 12, 2001,
             December 20, 2001, January 9, 2002, February 1, 2002,
             February 18, 2002, April 30, 2002, November 18, 2002,
             November 22, 2002, December 13, 2002, January 13, 2003
                              and January 24, 2003.

                                       of

                                  FINDWHAT.COM


     Infospace, Inc. ("Infospace") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

-  80,000 shares on January 23, 2003 at an average of $7.11 per share.;
-  83,800 shares on January 24, 2003 at an average of $7.11 per share.

This sale was effected by Salomon Smith Barney, as agent, at a total commission of $9,828.00. Immediately following these sales, Infospace beneficially owned 601,839 shares of our common stock..

     On January 24, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $7.24.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January 27, 2003.